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                                                                    EXHIBIT 23-1

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
CKE Restaurants, Inc. and Subsidiaries

     We consent to incorporation by reference in the Registration Statement No. 33-56313 on Form S-8 of CKE Restaurants, Inc. and Subsidiaries of our report dated April 18, 1995, except as to the first and second paragraphs of note 8 to the consolidated financial statements, which are as of April 28, 1995, relating to the consolidated balance sheets of CKE Restaurants, Inc. and Subsidiaries as of January 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended January 31, 1995, which report appears in the January 31, 1995 Annual Report on Form 10-K of CKE Restaurants, Inc. and Subsidiaries. Our report on the consolidated financial statements refers to a change in the method used to discount the workers' compensation reserve in fiscal 1994 and the adoption of a new method of accounting for income taxes in fiscal 1993.

                                          KPMG Peat Marwick LLP

Orange County, California
April 28, 1995